UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2012

ZALICUS INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Third Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Listing or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 22, 2012, Zalicus Inc. (the "Company") received a notification from the NASDAQ Listing Qualifications Department providing notification that, for the last 30 consecutive business days, the bid price of the Company's common stock has closed below the minimum $1.00 per share requirement for continued inclusion under NASDAQ Listing Rule 5450(a)(1) (the "Rule"). There is no change in the trading of the Company's common stock on the NASDAQ Global Market at this time and the Company, in accordance with NASDAQ Listing Rule 5810(c)(3)(A), has been provided 180 calendar days, or until April 22, 2013, to regain compliance with the Rule. To regain compliance with the Rule, the bid price of the Company's common stock must close at $1.00 per share or more for a minimum of ten consecutive business days at any time before April 22, 2013.

If the Company does not regain compliance with the Rule by April 22, 2013, the Company will be notified that its securities are subject to delisting. At that time, the Company may appeal NASDAQ's determination to delist its securities to a NASDAQ "Hearings Panel" in accordance with the NASDAQ Listing Rules. Alternatively, the Company also may consider applying to transfer the listing of its common stock to the Nasdaq Capital Market if it satisfies the requirements for initial inclusion set forth in NASDAQ Listing Rule 5505, with the exception of bid price. If its application is approved, the Company's common stock will continue to trade on the Nasdaq Capital Market and the Company will be afforded the remainder of the Nasdaq Capital Market's second 180 calendar day grace period in order to regain compliance with the bid price requirement while maintaining its listing on the Nasdaq Capital Market.

The Company has not yet determined what action, if any, it will take in response to this notice, although the Company intends to monitor the closing bid price of its common stock and to consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the NASDAQ minimum closing bid price requirement. There can be no assurance, however, that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise satisfy the other NASDAQ listing criteria. The Company disclaims any intention or obligation to update this report for purposes of disclosing any action or response that the Company decides to take after the date hereof.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zalicus Inc.
	By:	/s/ Jason Cole
Name: Jason Cole
Title: Executive Vice President, Corporate Development and General Counsel

Dated: October 22, 2012